UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2013

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
On September 20, 2013, Associated Estates Realty Corporation (the "Company") entered into an Agreement of Purchase and Sale ("Agreement") with entities controlled by Northwood Ravin, LLC (the "Sellers") to acquire seven properties (the "Portfolio"), as identified in the table below, for total cash consideration of approximately $323.9 million, less the assumption of $28.0 million of existing mortgage financing. The Company expects to acquire each of the properties based on the closing periods set forth in the table below. The closing of The Apartments of Blakeney is also contingent upon the assumption of an existing $28.0 million mortgage loan. The closing of Alpha Mill Phase I and Alpha Mill Phase II is contingent on the completed construction of Alpha Mill Phase II. The closing of each of Perimeter Town Center and Varela is contingent upon the completed construction of each such property.
The table below provides details for each property the Company plans to acquire:

				Purchase
			Estimated	Price
Property	Location	Units	Closing Period	Allocation
Lofts at Weston	Cary, NC	215	Q3 2013	$38.3
St. Mary's Square	Raleigh, NC	134	Q3 2013	27.3
The Apartments at Blakeney	Charlotte, NC	295	Q3 2013	53.2
Alpha Mill Phase I	Charlotte, NC	167	Q1 2014	27.2
Alpha Mill Phase II	Charlotte, NC	100	Q1 2014	18.1
Perimeter Town Center	Atlanta, GA	345	Q4 2014	80.3
Varela	Tampa, FL	350	Q4 2014	79.5
		1,606		$323.9
The Company's obligation to purchase the Portfolio is subject to certain closing conditions specified in the Agreement and that certain Second Amendment to the Agreement (the “Amendment”). Although the Company intends to acquire the entire Portfolio, and regards its acquisition of each property in the Portfolio as probable, there can be no assurance that the Company will acquire such properties.
A copy of the Agreement is attached hereto as Exhibit 2.1, and a copy of the Amendment is attached hereto as Exhibit 2.2. Each of the Agreement and the Amendment is incorporated herein by reference. The foregoing description of the Agreement and the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement and the Amendment.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits	Description

2.1	Purchase and Sale Agreement dated September 12, 2013, between Associated Estates Realty Corporation and other entities who are parties thereto.*

2.2	Second Amendment to Agreement of Purchase and Sale dated September 20, 2013, between Associated Estates Realty Corporation and other entities who are parties thereto.*
* Exhibits and schedules to the Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request. Descriptions of such exhibits and schedules are on page iv of the Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

September 25, 2013	/s/ Lou Fatica
Lou Fatica, Vice President
Chief Financial Officer and Treasurer

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